Exhibit 16

DWS VARIABLE SERIES I

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the following persons, whose signatures appear below, do hereby constitute and appoint Thomas Connors, John Millette and Caroline Pearson, and each of them, severally, or if more than one acts, a majority of them, their true and lawful attorney and agent to execute in their name, place and stead (in such capacity) any and all amendments to enable DWS VARIABLE SERIES I (the “Fund”) to comply with the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the Fund’s Registration Statement on Form N-14 pursuant to the 1933 Act and the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee of the Fund such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or either of them or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

SIGNATURES	TITLE	DATE
/s/John W. Ballantine John W. Ballantine	Trustee	January 12, 2011
/s/Henry P. Becton, Jr. Henry P. Becton, Jr.	Trustee	January 12, 2011
/s/Dawn-Marie Driscoll Dawn-Marie Driscoll	Trustee	January 12, 2011
/s/Keith R. Fox Keith R. Fox	Trustee	January 12, 2011
/s/Paul K. Freeman Paul K. Freeman	Trustee	January 12, 2011
/s/Kenneth C. Froewiss Kenneth C. Froewiss	Trustee	January 12, 2011
/s/Richard J. Herring Richard J. Herring	Trustee	January 12, 2011
/s/William McClayton William McClayton	Trustee	January 12, 2011
/s/Rebecca W. Rimel Rebecca W. Rimel	Trustee	January 12, 2011
/s/William N. Searcy, Jr. William N. Searcy, Jr.	Trustee	January 12, 2011
/s/Jean Gleason Stromberg Jean Gleason Stromberg	Trustee	January 12, 2011
/s/Robert H. Wadsworth Robert H. Wadsworth	Trustee	January 12, 2011